Exhibit 99.1
Company Contact:
Richard Stern, President & CEO
856-414-9100

Investor Contact:
Porter, LeVay & Rose, Inc.
Linda Decker, Vice President
212-564-4700

ACCESS TO MONEY, INC. REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

– Conference Call to Be Held May 14, 2010 at 11:00 a.m. EDT –

CHERRY HILL, NJ, May 13, 2010 – Access to Money, Inc. (OTC BB: AEMI), one of the largest providers and non-bank operators of ATMs in the United States, reports its financial results for the first quarter ended March 31, 2010.

Highlights for the First Quarter 2010:

•	Net sales for first quarter 2010 were $7.6 million compared to $7.3 million in the first quarter of 2009

•	Operating income for first quarter 2010 was $728,000 compared to $847,000 in the first quarter of 2009

•	Net loss for first quarter 2010 was $716,000, or $0.03 per share, compared with a net loss of $597,000 or $0.03 per diluted share in the first quarter of 2009

•	Adjusted EBITDA was $1.3 million compared with $1.3 million in the first quarter 2009

•	Transaction-based sales were $20.2 million for the quarter compared with $20.8 million for last year’s first quarter

•	Average gross sale per withdrawal transaction was $2.46 for the quarter compared with $2.39 a year ago

•	Average commission per withdrawal transaction for the first quarter was $1.78 compared with $1.72

•	Average net sale per withdrawal was $0.68 compared to $0.67 a year ago

•	Average number of transacting machines was 10,983 compared with 11,425 in the year-ago quarter

•	Final payment of note payable to Notemachine was made on March 1, 2010, providing approximately $120,000 per month of free cash flow going forward

Richard Stern, President and CEO of Access to Money said, "We continued to display strong results, posting another solid quarter of positive Adjusted EBITDA and operating profits.  This was especially encouraging given the adverse winter weather conditions that affected much of the Eastern portion of the country, and the negative impact caused by one of our armored car providers which was forced out of business due to alleged illegal activities.  The effect of this caused approximately 365 ATMs to be out of service for several weeks during the quarter.  The reduction in transacting ATM numbers was the result of our selective removal of lower performing, unprofitable ATMs and normal attrition."

"We continued to deploy ATMs equipped with the Select-A-Branch technology pursuant to our exclusive distribution agreement.  The machines continue to generate significant increases in transactions.  Based upon the demonstrable success of this surcharge-free program, we are rolling out an additional test market of 60 machines during the second quarter.  We believe the positive results we have achieved thus far with Select-a-Branch can be replicated, and we look forward to capitalizing on the expansion of this program," he continued.  "Our agreement with Dunkin’ Donuts is also proceeding well and according to plan, having placed approximately 90 new ATMs with franchisees.  Including the Dunkin’ Donuts program, the total amount of ATM equipment sales this quarter increased to $1.3 million from $363,000 in the first quarter of 2009."

Mr. Stern added, "Although we are pleased with the progress we are making with our national sales efforts, our master agreement with Cumberland Farms to supply ATMs to all of its stores recently expired.  While we have been in discussions regarding renewal, it is now apparent that the agreement will not be renewed.  Therefore, we expect a reduction in the number of ATMs currently operating in Cumberland Farms stores over the next six to twelve months.  If we are unable to replace these expiring transacting units with new business, our financial results for future periods would be adversely affected."

"The student loan business, which we entered in late 2009, was strengthened by our recent agreement with People Capital.  I am pleased to report that system integration is expected to be completed within the next few weeks, which will allow us to be fully operational in time for the peak student lending season.  With People Capital as our strategic partner, we will be able to offer a more robust student loan solution to our customers," he added.

Mr. Stern concluded, "Our focus will continue to be on strengthening the company and identifying complementary business lines and partners in order to position the company for growth, profitability and Adjusted EBITDA improvements."

Use of Non-GAAP Measures

This earnings release includes financial information in accordance with U.S. generally accepted accounting principles ("GAAP"), as well as non-GAAP financial measures for the three-month periods ended March 31, 2010 and 2009.

To supplement its condensed consolidated financial statements presented in accordance with GAAP, the Company uses the following non-GAAP financial measures:  non-GAAP net income/(loss), non-GAAP net income/(loss) per basic and diluted shares, and Adjusted EBITDA.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  In addition, the non-GAAP financial measures included in this press release may be different from, and, therefore, not comparable to, similar measures used by other companies.  The Company’s non-GAAP measures of net income/(loss) and net income/(loss) per basic and diluted share used in this release adjust for the change in warrant valuation.  Its non-GAAP measure of Adjusted EBITDA removes the impact of its debt related interest expense, fair value adjustments of warrants, amortization and depreciation, share-based compensation expenses, and taxes from its net loss.

Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain expenses and expenditures that may not be indicative of its core business operating results.  It believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management’s internal comparisons to its historical performance and its competitors’ operating results.  Management believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

The tables below present a reconciliation of the non-GAAP net income/(loss), non-GAAP net income/(loss) per basic and diluted share amounts, and Adjusted EBITDA to the GAAP net income/(loss) and GAAP net income/(loss) per basic and diluted share amounts, the most directly comparable GAAP measures, for the three-month periods ended March 31, 2010 and 2009.

Conference Call Information

Management of Access to Money will host a conference call on May 14, 2010 at 11:00 a.m. EDT.  Those who wish to participate in the conference call may telephone 877-407-8037 from the U.S.; international callers may telephone 201-689-8037, approximately 15 minutes before the call.  A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct# 368; Replay ID# 350295.

About Access to Money, Inc.

Access to Money, Inc. is one of the largest providers and non-bank operators of ATMs in the United States.  With approximately 12,000 terminals under contract, its customers range from national specialty stores, retailers and credit unions to individual convenience stores, and are located throughout all 50 states.  Access to Money also provides student loan outsourcing services to university credit unions throughout the United States.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All statements other than statements of historical facts included herein, including without limitation, statements regarding our future financial position, business strategy, budgets, projected sales, projected costs and plans and objective of management for future operations, are forward-looking statements.  In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof or any variation there on or similar terminology or expressions.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: a decline in ATM transaction volume or fees, changes in technology standards, regulatory changes, increases in interest rates, the inability to obtain cash for our ATMs, reduction in the number of transacting ATMs, market acceptance of our student loan processing services, demand for student loans, availability of credit, changes in regulations regarding student loans and financial institutions, and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission and other filings with the SEC.  Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release.  All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing.  We assume no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations, or otherwise or to reflect events or circumstances after the date hereof.

Access to Money, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2010	December 31, 2009

Assets
Current assets:
Cash	$5,869	$5,770
Restricted cash	800	800
Accounts receivable, net	3,678	2,494
Leases receivable, net	70	109
Inventories	990	767
Prepaid expenses and other	353	289
Deferred financing costs	259	259
Total current assets	12,019	10,488

Property and equipment, net	2,983	3,220
Intangible assets, net	1,606	1,711
Goodwill	10,559	10,559
Deferred financing costs, long term	13	78
Other assets	252	319
Total assets	$27,432	$26,375

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$7,183	$5,639
Accrued expenses	6,105	5,691
Term loans	308	1,092
Total current liabilities	13,596	12,422

Long term liabilities:
Term loans and other debt	18,816	18,406
Warrants	6,886	6,747
Total liabilities	39,298	37,575

Shareholders’ deficit:
Common stock, $0.001 par value -
70,000 shares authorized; 22,086 shares issued and outstanding	135,941	135,891
Preferred stock -
5,000 shares authorized; none issued and outstanding	-	-
Additional paid-in capital	63	63
Accumulated deficit	(147,870)	(147,154)
Total shareholders’ deficit	(11,866)	(11,200)
Total liabilities and shareholders’ deficit	$27,432	$26,375

Access to Money, Inc.
Condensed Consolidated Statements of Operations
Three months ended March 31, 2010 and 2009
(Unaudited)
(In thousands, except per share data)

	2010	2009

Sales	$22,203	$22,245
Commissions	14,572	14,981
Net sales	7,631	7,264

Cost of sales	4,318	3,607

Gross profit	3,313	3,657

Selling, general and administrative expense	2,585	2,810

Operating income	728	847

Interest expense	757	734
Amortization of debt issuance costs	559	554
Other expense (income)	(18)	(7)
Loss on asset disposal	7	41
Change in fair value of warrants	139	122

Net loss before income taxes	(716)	(597)

Provision (benefit) for income taxes	-	-

Net loss	$(716)	$(597)

Weighted average common shares outstanding	22,086	21,486

Basic and diluted loss per share:	$(.03)	$(.03)

Adjusted EBITDA Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2010	2009

Net loss	$(716)	$(597)
Add:
Interest expense	757	734
Amortization of debt issuance costs	559	554
Depreciation	494	423
Non-cash stock compensation expense	50	28
Loss on asset disposal	7	41
Change in warrant value	139	122
Income taxes	-	12
Adjusted EBITDA	$1,290	$1,317

Reconciliation of GAAP to Non-GAAP Net Loss
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
GAAP net loss	$(716)	$(597)
Change in warrant valuation	139	122
Non-GAAP net loss	$(577)	$(475)

	Three Months Ended
	March 31,
	2010	2009
GAAP net loss per basic and diluted share	$(0.03)	$(0.03)
Change in warrant valuation	0.01	0.01
Non-GAAP net loss per basic and diluted share	$(0.02)	$(0.02)

######